Exhibit 99.01

Investor Contact: Frank Yoshino Vice President, Finance +1 714 885-3697 frank.yoshino@emulex.com	Press Contact: Jolene Peixoto Sr Mgr, PR and Social Media +1 714 885-3858 jolene.peixoto@emulex.com

EMULEX ANNOUNCES PRELIMINARY FOURTH QUARTER RESULTS

COSTA MESA, Calif., August 8, 2013 — Emulex Corporation (NYSE:ELX) today announced preliminary results for the fourth quarter and full year of fiscal 2013, which ended on June 30, 2013.

Fourth Quarter Financial Highlights

•	Total net revenues of $120.4 million, an increase of 3% sequentially

•	Network Connectivity Products (NCP) net revenues of $82.9 million, representing approximately 69% of total net revenues

•	Network Visibility Products (NVP), net revenues of $8.3 million, representing 7% of total net revenues

•	Storage Connectivity Products (SCP) net revenues of $23.0 million, representing 19% of total net revenues

•	Advanced Technology and other Products (ATP) net revenues of $6.1 million, representing 5% of total net revenues

•	Non-GAAP gross margins of 65% and GAAP gross margins of 58%

•	Non-GAAP diluted earnings per share of $0.15

•	GAAP loss per share of $0.05

•	Cash, cash equivalents and investments at the end of the quarter of $105.9 million

FY’13 Q4 Earnings Results

August 8, 2013

Fiscal Year 2013 Financial Highlights

•	Total net revenues of $478.6 million

•	Non-GAAP gross margins of 64% and GAAP gross margins of 58%

•	Non-GAAP diluted earnings per share of $0.73 included a benefit of $0.03 from the retroactive reinstatement of the federal research and development tax credit

•	Preliminary GAAP loss per share of $0.06

•	Reported results are preliminary pending completion of our year-end annual audit and certain valuation work related to the purchase price allocation associated with the Endace acquisition.

Fourth Quarter Business Highlights

•	Australian Securities Exchange selects Emulex for trade latency monitoring and network trouble shouting

•	Launched Endace Fusion EcosystemTM program, enabling integration with key application performance management (APM) and network performance management (NPM) applications in the market

•	Awarded Connectivity Product of the Year at the Storage Awards

•	Provided end-to-end Gen 5 16GFC connectivity for new Infortrend EonStor DS G7i Series Storage Solutions for both target and host connections

•	Delivered multi-fabric I/O connectivity for Huawei TeCal E9000 Converged Infrastructure Blade Servers

•	Announced support for High Performance Virtual Network Fabrics in Windows Server 2012 Hyper-V Environments

•	Validated 100GbE line rate capture of Endace Intelligent Network Recorders using Ixia traffic management systems

•	Appointed Todd Palmer as head of worldwide sales for NVP

•	Appointed Perry Mulligan as senior vice president of operations

FY’13 Q4 Earnings Results

August 8, 2013

President and CEO Jeff Benck commented, “I am pleased with the team’s execution and the solid results we delivered in the quarter. The integration of Endace continues to move at a very brisk pace, including our plans to scale the sales investments to take advantage of the Emulex global footprint,” continued Benck. “As we move into the new fiscal year, we are committed to our goal of driving operational efficiencies, continuing our investment in innovative products and providing exceptional support to our growing customer base,” Benck concluded.

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server launches by our customers, and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its first fiscal quarter ending September 29, 2013. For the first quarter of fiscal 2014, Emulex is forecasting total net revenues in the range of $109 - $113 million. The Company expects non-GAAP earnings per diluted share of $0.09 - $0.11 in the first quarter. GAAP estimates for the first quarter reflect approximately $0.16 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation, costs associated with the acquisition of Endace and the royalties, mitigation expenses and license fees associated with the Broadcom patent litigation, as well as the associated tax effects impact and the impact of our U.S. tax valuation allowance.

About Emulex

Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company’s I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

FY’13 Q4 Earnings Results

August 8, 2013

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the fourth fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

FY’13 Q4 Earnings Results

August 8, 2013

Patent litigation damages, license fees and royalties. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of charges related to the Broadcom patent damages, sunset period royalties and Release Agreement are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods until affected products are phased out.

Mitigation expenses related to the Broadcom patents. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these redesign, requalification and appeal expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Expenses related to the acquisition of Endace Limited (LSE:EDA). We have incurred various expenses during the acquisition process including but not limited to legal fees, accounting fees, the mark-up on acquired inventory, severance costs and realized translation loss. We believe that exclusion of these charges are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type are infrequent in nature.

Severance and associated costs. We have incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. We believe that the exclusion of such severance and related costs from the relevant non-GAAP financial measures enables management and investors to more effectively evaluate historical performance and projected costs. While severance and associated costs are generally infrequent in nature, we may incur severance or associated costs in response to changing economic conditions or in connection with acquisitions.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years. We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, we note that adjustments of this type are generally infrequent in nature.

FY’13 Q4 Earnings Results

August 8, 2013

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that we may not realize the anticipated benefits from the acquisition of Endace on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights, risk of monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, potential liabilities to customers under reimbursement obligations or contractual indemnification provisions, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network, server, storage and performance management technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities or government grants related thereto; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

FY’13 Q4 Earnings Results

August 8, 2013

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’13 Q4 Earnings Results

August 8, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Net revenues	$120,369	$128,955	$478,567	$501,769
Cost of sales:
Cost of goods sold	42,917	47,279	173,004	184,593
Amortization of core and developed technology intangible assets	6,025	5,149	21,800	24,031
Patent litigation settlement and royalties	1,587	36,445	4,963	37,310

Cost of sales	50,529	88,873	199,767	245,934

Gross profit	69,840	40,082	278,800	255,835

Operating expenses:
Engineering and development	46,202	42,245	168,446	163,552
Selling and marketing	20,550	14,216	66,235	59,990
General and administrative	9,872	5,850	38,893	35,658
Amortization of other intangible assets	1,559	1,602	5,935	6,569

Total operating expenses	78,183	63,913	279,509	265,769

Operating (loss) income	(8,343)	(23,831)	(709)	(9,934)

Non-operating (loss) income:
Interest income	11	23	34	97
Interest expense	(13)	(1)	(24)	(15)
Other income (expense), net	(40)	85	(4,884)	350

Total non-operating (loss) income	(42)	107	(4,874)	432

Loss before income taxes	(8,385)	(23,724)	(5,583)	(9,502)
Income tax (benefit) provision	(3,775)	3,870	(369)	1,578

Net loss	$(4,610)	$(27,594)	$(5,214)	$(11,080)

Net loss per share:
Basic	$(0.05)	$(0.32)	$(0.06)	$(0.13)

Diluted	$(0.05)	$(0.32)	$(0.06)	$(0.13)

Number of shares used in per share computations:
Basic	91,084	87,076	90,271	86,585

Diluted	91,084	87,076	90,271	86,585

FY’13 Q4 Earnings Results

August 8, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 30,	July 1,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$105,637	$201,048
Investments	—	28,879
Accounts receivable, net	82,363	84,106
Inventories	23,897	20,319
Prepaid income taxes	10,166	10,784
Prepaid expenses and other current assets	14,113	7,380
Deferred income taxes	3,137	10,722

Total current assets	239,313	363,238
Property and equipment, net	62,415	60,118
Goodwill and Intangible assets, net	387,817	282,292
Other assets	21,164	7,311

	$710,709	$712,959

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,725	$26,889
Accrued and other current liabilities	43,861	75,700

Total current liabilities	71,586	102,589
Other liabilities	4,924	3,878
Deferred income taxes	17,048	3,876
Accrued taxes	29,526	27,513

Total liabilities	123,084	137,856

Total stockholders’ equity	587,625	575,103

	$710,709	$712,959

FY’13 Q4 Earnings Results

August 8, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(unaudited, in thousands)

	Twelve Months Ended
	June 30,	July 1,
	2013	2012
Cash flows from operations:
Net (loss) income	$(5,214)	$(11,080)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	45,935	48,664
Stock based compensation	21,802	22,169
Deferred income taxes	1,747	(6,757)
Other reconciling items	(188)	147
Changes in assets and liabilities, net of assets acquired	(53,463)	25,901

Net cash (used in) provided by operating activities	10,619	79,044

Cash flows from investing activities:
Purchases of property and equipment, net of proceeds	(15,696)	(14,778)
Acquisitions, net of cash acquired	(107,709)	—
Maturities of/(proceeds from) investments, net	28,939	23,134
Other	(267)	—

Net cash (used in) provided by investing activities	(94,733)	8,356

Cash flows from financing activities:
Repurchase of common stock	—	(20,058)
Noncontrolling interest	(11,828)	—
Other	873	3,148

Net cash (used in) provided by financing activities	(10,955)	(16,910)

Effect of exchange rates on cash and cash equivalents	(342)	(602)

Net increase (decrease) in cash & cash equivalents	(95,411)	69,888
Opening cash balance	201,048	131,160

Ending cash balance	$105,637	$201,048

FY’13 Q4 Earnings Results

August 8, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Network Visibility Products (NVP) consists entirely of the recently acquired Endace® family of network visibility and intelligent network recording products, which consists of EndaceProbe™ Intelligent Network Recorder appliances, the EndaceVision™ browser-based network traffic search engine, EndaceAccess™ network visibility headend systems and Data Acquisition and Generation (DAG) network capture cards, providing organizations with complete network performance management at speeds up to 100Gb Ethernet.

Storage Connectivity Products (SCP) include our InSpeed®, FibreSpy®, switch-on-a-chip (SOC), bridge and router products. SCP are deployed inside storage arrays, tape libraries, and other storage appliances to connect storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

Advanced Technology and Other Products (ATP) primarily consists of our Integrated Baseboard Management Controllers (iBMC), our One Command® Vision products, as well as some legacy and other products and services.

($000s)	Q4 FY 2013 Revenues	Q3 FY 2013 Revenues	Q2 FY 2013 Revenues	Q1 FY 2013 Revenues	Q4 FY 2012 Revenues	% Change Q4 vs Q4
Network Connectivity Products	$82,943	$85,166	$96,132	$96,733	$87,979	(6)%
Network Visibility Products	8,311	4,873	—	—	—	na
Storage Connectivity Products	23,005	20,833	22,670	18,769	32,797	(30)%
Advanced Technology and Other Products	6,110	5,914	3,343	3,765	8,179	(25)%

Total net revenues	$120,369	$116,786	$122,145	$119,267	$128,955	(7)%

na – not applicable

	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues
Network Connectivity Products	69%	73%	79%	81%	68%
Network Visibility Products	7%	4%	—	—	—
Storage Connectivity Products	19%	18%	18%	16%	26%
Advanced Technology and Other Products	5%	5%	3%	3%	6%

Total net revenues	100%	100%	100%	100%	100%

FY’13 Q4 Earnings Results

August 8, 2013

Historical Net Revenues by Channel and Territory:

($000s)	Q4 FY 2013 Revenues	% Total Revenues	Q4 FY 2012 Revenues	% Total Revenues	% Change
Revenues from OEM customers	$101,342	84%	$117,853	91%	(14)%
Revenues from distribution	14,107	12%	11,054	9%	28%
Other	4,920	4%	48	nm	nm

Total net revenues	$120,369	100%	$128,955	100%	(7)%

Asia-Pacific	$68,297	57%	$72,057	56%	(5)%
United States	33,881	28%	33,362	26%	2%
Europe, Middle East and Africa	16,537	14%	23,127	18%	(28)%
Rest of world	1,654	1%	409	nm	nm

Total net revenues	$120,369	100%	$128,955	100%	(7)%

nm – not meaningful

Summary of Stock-Based Compensation:

	Three Months Ended		Twelve Months Ended
	June 30,	July 1,	June 30,	July 1,
($000s)	2013	2012	2013	2012
Cost of sales	$269	$280	$1,013	$1,270
Engineering and development	2,284	4,100	9,802	11,931
Selling and marketing	1,017	684	3,593	3,558
General and administrative	1,964	(1,331)	7,393	5,410

Total stock-based compensation	$5,534	$3,733	$21,801	$22,169

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended		Twelve Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
GAAP gross margin	58.0%	31.1%	58.3%	51.0%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%	0.2%	0.2%	0.3%
Amortization of intangibles	5.0%	4.0%	4.5%	4.8%
Site closure related expenses	—	—	—	0.0%
Patent litigation damages, license fees and royalties	1.3%	28.3%	1.0%	7.4%
Expenses related to the acquisition of Endace	0.3%	—	0.2%	—
Severance and associated costs	0.1%	—	0.0%	—

Non-GAAP gross margin	64.9%	63.6%	64.2%	63.5%

FY’13 Q4 Earnings Results

August 8, 2013

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended		Twelve Months Ended
	June 30,	July 1,	June 30,	July 1,
($000s)	2013	2012	2013	2012
GAAP operating expenses, as presented above	$78,183	$63,913	$279,509	$265,769

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(5,265)	(3,453)	(20,788)	(20,899)
Amortization of other intangibles	(1,559)	(1,602)	(5,935)	(6,569)
Site closure related expenses	—	—	—	(1,039)
Mitigation expenses related to the Broadcom patents	(4,116)	(3,353)	(8,606)	(3,584)
Expenses related to the acquisition of Endace	(513)	—	(3,536)	—
Severance and associated costs	(2,659)	—	(2,659)	—

Impact on operating expenses	(14,112)	(8,408)	(41,524)	(32,091)

Non-GAAP operating expenses	$64,071	$55,505	$237,985	$233,678

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income:

	Three Months Ended		Twelve Months Ended
	June 30,	July 1,	June 30,	July 1,
($000s)	2013	2012	2013	2012
GAAP operating loss as presented above	$(8,343)	$(23,831)	$(709)	$(9,934)

Items excluded from GAAP operating loss to calculate non-GAAP operating income:
Stock-based compensation	5,534	3,733	21,801	22,169
Amortization of intangibles	7,584	6,751	27,735	30,600
Site closure related expenses	—	—	—	1,142
Patent litigation damages, license fees and royalties	1,587	36,445	4,963	37,310
Mitigation expenses related to the Broadcom patents	4,116	3,353	8,606	3,584
Expenses related to the acquisition of Endace	862	—	4,394	—
Severance and associated costs	2,704	—	2,704	—

Impact on operating loss	22,387	50,282	70,203	94,805

Non-GAAP operating income	$14,044	$26,451	$69,494	$84,871

FY’13 Q4 Earnings Results

August 8, 2013

Reconciliation of GAAP Net Loss to Non-GAAP Net Income:

	Three Months Ended		Twelve Months Ended
	June 30,	July 1,	June 30,	July 1,
($000s)	2013	2012	2013	2012
GAAP net loss as presented above	$(4,610)	$(27,594)	$(5,214)	$(11,080)

Items excluded from GAAP net loss to calculate non-GAAP net income:
Stock-based compensation	5,534	3,733	21,801	22,169
Amortization of intangibles	7,584	6,751	27,735	30,600
Site closure related expenses	—	—	—	1,142
Patent litigation damages, license fees and royalties	1,587	36,445	4,963	37,310
Mitigation expenses related to the Broadcom patents	4,116	3,353	8,606	3,584
Expenses related to the acquisition of Endace	862	—	9,086	—
Severance and associated costs	2,704	—	2,704	—
Income tax effect of above items	(4,072)	(15,327)	(14,237)	(23,408)
Valuation allowance for U.S. federal and/or state deferred tax assets	293	15,877	11,485	15,877

Impact on net loss	18,608	50,832	72,143	87,274

Non-GAAP net income	$13,998	$23,238	$66,929	$76,194

FY’13 Q4 Earnings Results

August 8, 2013

Reconciliation of GAAP Diluted (Loss) Earnings Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended		Twelve Months Ended
	June 30,	July 1,	June 30,	July 1,
(shares in 000s)	2013	2012	2013	2012
GAAP diluted loss per share as presented above	$(0.05)	$(0.32)	$(0.06)	$(0.13)

Items excluded from GAAP loss per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.05	0.24	0.24
Amortization of intangibles	0.08	0.05	0.30	0.24
Site closure related expenses	—	—	—	0.01
Patent litigation damages, license fees and royalties	0.02	0.27	0.06	0.28
Mitigation expenses related to the Broadcom patents	0.04	0.03	0.09	0.04
Expenses related to the acquisition of Endace	0.01	—	0.10	—
Severance and associated costs	0.03	—	0.03	—
Tax impact of above items and U.S. GAAP valuation allowance	(0.04)	0.18	(0.03)	0.18

Impact on GAAP loss per share	0.20	0.58	0.79	0.99

Non-GAAP diluted earnings per share	$0.15	$0.26	$0.73	$0.86

Diluted shares used in non-GAAP per share computations	92,842	88,928	92,171	88,546

FY’13 Q4 Earnings Results

August 8, 2013

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for Three Months Ending September 29, 2013
Non-GAAP diluted earnings per share guidance	$0.09-$0.11
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	(0.05)
Amortization of intangibles	(0.08)
Patent litigation damages, license fees, royalties and mitigation expenses	(0.07)
Tax impact of above items and U.S. GAAP valuation allowance	0.04

GAAP loss per share guidance	($0.05)–($0.07)